Exhibit 1

INFORMATION

Paris, December 10, 2015

Key milestones in Air Liquide’s acquisition of Airgas

The transaction was unanimously approved by each of Airgas’ and Air Liquide’s Boards of Directors prior to the announcement on November 17, 2015.

The Preliminary Proxy Statement, as filed by Airgas for the transaction on December 8, 2015, is subject to review by the U.S. Securities and Exchange Commission (SEC).

Once the proxy statement clears the SEC, Airgas will distribute a definitive proxy statement to its shareholders and will call a special Shareholders’ Meeting to obtain approval of the acquisition by the shareholders of Airgas (simple majority of the outstanding shares of Airgas is required).

The other principal steps will be clearance from U.S. antitrust authorities and by the Committee on Foreign Investment in the United States (CFIUS).

Once the approval of Airgas shareholders and regulatory clearances are obtained, and subject to the fulfillment of certain other conditions, the closing of the deal can then occur.

Airgas files annual, quarterly and current reports, proxy statements and other information, including the principal documents relating to this transaction, with the SEC. Such filings are available to the public free of charge from the SEC website at http://www.sec.gov/edgar/searchedgar/webusers.htm.

CONTACTS

Corporate Communications

Annie Fournier

+33 (0)1 40 62 51 31

Caroline Philips

+33 (0)1 40 62 50 84

Investor Relations

Aude Rodriguez

+33 (0)1 40 62 57 08

Erin Sarret

+33 (0)1 40 62 57 37

Louis Laffont

+33 (0)1 40 62 57 18

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This document contains certain statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. L’Air Liquide S.A. (“Air Liquide”) and Airgas, Inc. (“Airgas”) have identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “possible,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” or “continue,” the negative of these words, other terms of similar meaning or the use of future dates. Forward-looking statements in this release include without limitation statements regarding the expected timing of the completion of the transactions described in this document, Air Liquide’s operation of Airgas’ business following completion of the contemplated transactions, and statements regarding the future operation, direction and success of Airgas’ businesses. Such statements are qualified by the inherent risks and uncertainties surrounding future expectations generally, and actual results could differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause results to differ from expectations include: uncertainties as to the timing of the contemplated transactions; uncertainties as to the approval of Airgas’ stockholders required in connection with the contemplated transactions; the possibility that a competing proposal will be made; the possibility that the closing conditions to the contemplated transactions may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval; the effects of disruption caused by the announcement of the contemplated transactions making it more difficult to maintain relationships with employees, customers, vendors and other business partners; the risk that stockholder litigation in connection with the contemplated transactions may affect the timing or occurrence of the contemplated transactions or result in significant costs of defense, indemnification and liability; other business effects, including the effects of industry, economic or political conditions outside of the control of the parties to the contemplated transactions; transactions costs; actual or contingent liabilities; and other risks and uncertainties discussed in Airgas’ filings with the U.S. Securities and Exchange Commission (the “SEC”), including the “Risk Factors” sections of Airgas’ most recent annual report on Form 10-K. You can obtain copies of Airgas’ filings with the SEC for free at the SEC’s website (www.sec.gov). Neither Air Liquide nor Airgas undertakes any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law. All forward-looking statements in this announcement are qualified in their entirety by this cautionary statement.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Airgas filed with the SEC a preliminary proxy statement in connection with the contemplated transactions on December 8, 2015. The definitive proxy statement will be sent or given to Airgas stockholders and will contain important information about the contemplated transactions. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE. Investors and security holders may obtain a free copy of the proxy statement (when it is available) and other documents filed with the SEC at the SEC’s website at www.sec.gov.

CERTAIN INFORMATION CONCERNING PARTICIPANTS

Airgas and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Airgas investors and security holders in connection with the contemplated transactions. Information about Airgas’ directors and executive officers is set forth in its proxy statement for its 2015 Annual Meeting of Stockholders and its most recent annual report on Form 10-K. These documents may be obtained for free at the SEC’s website at www.sec.gov. Additional information regarding the interests of participants in the solicitation of proxies in connection with the contemplated transactions is included in the preliminary proxy statement that Airgas  filed on December 8, 2015, and will be included in the definitive proxy statement that Airgas intends to file, with the SEC.